Exhibit 99.5

Bison Capital Acquisition Corp.

609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing

China

Zürich / 3. April 2019

CONSENT OF Venture Valuation VV AG

Attention: Bison Capital Acquisition Corp.

RE: Proxy Statement / Prospectus of Bison Capital Acquisition Corp. (“Bison”), which forms part of the Registration Statement on Form S-4 of Bison (the “Registration Statement”).

Members of the Special Committee:

We hereby consent to the inclusion of our Valuation Report, version 4.48, dated June 2018, as Exhibit 99.4 to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our report, including the quotation or summarization of such report, in such Registration Statement, under the headings “Venture Report” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Venture Valuation

/s/ Dr. Patrik Frei

Dr. Patrik Frei

Venture Valuation AG | Kasernenstrasse 11 | 8004 Zurich | Switzerland

T +41 (43) 321 86 60 | F +41 (43) 321 86 61 | www.venturevaluation.com